As Filed with the Securities and Exchange Commission on November 1, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKECHERS U.S.A., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation Or organization)	95-4376145 (I.R.S. Employer Identification Number)

228 Manhattan Beach Boulevard Manhattan Beach, California (Address of Principal Executive Offices)	90266 (Zip Code)

2007 INCENTIVE AWARD PLAN
2008 EMPLOYEE STOCK PURCHASE PLAN
(Full Titles of the Plans)

Robert Greenberg
Chairman of the Board and Chief Executive Officer
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
(Name and Address of Agent for Service)
(310) 318-3100
(Telephone Number, Including Area Code, of Agent for Service)

Copies to
Ted Weitzman, Esq.
Associate General Counsel
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Telephone (310) 318-3100
Facsimile (310) 798-7961

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)	per share(2)	price(2)	registration fee
Class A Common Stock, $.001 par value, to be issued under 2007 Incentive Award Plan	7,500,000	$23.80	$178,500,000	$5,480
Class A Common Stock, $.001 par value, to be issued under the 2008 Employee Stock Purchase Plan	3,000,000	$23.80	$71,400,000	$2,192
Total	10,500,000	—	$249,900,000	$7,672

(1)	This registration statement shall also cover an indeterminate number of shares of Class A Common Stock that may be offered or issued by reason of any stock dividend, stock split, recapitalization or other similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on November 1, 2007, pursuant to Rules 457(c) and 457(h) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of this registration statement will be separately provided to the Registrant’s employees, officers, directors and consultants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by Skechers U.S.A., Inc. (the “Registrant”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:
(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007;

(b)	The Registrant’s quarterly report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 filed with the SEC on May 10, 2007 and August 9, 2007, respectively;

(c)	The Registrant’s current reports on Form 8-K filed with the SEC on January 10, 2007, January 19, 2007, February 21, 2007, February 23, 2007, March 30, 2007, April 5, 2007, April 25, 2007, May 24, 2007, July 24, 2007, September 27, 2007 and October 24, 2007;

(d)	The Registrant’s definitive proxy statement filed with the SEC on April 30, 2007; and

(e)	The description of the Common Stock contained in Registrant’s registration statement on Form 8-A filed with the SEC on August 20, 1998, as amended by its Form 8-A/A filed with the SEC on May 3, 1999, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be a part of this registration statement from the date of filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference herein. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation and Article VII of the Registrant’s Bylaws, as amended, provide for indemnification of the Registrant’s directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law to the extent such costs or expenses are not covered by existing directors and officers insurance. The Registrant carries director and officer liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as a director or officer, including any liability for violations of the Securities Act or the Exchange Act, subject to some exclusions and coverage limitations.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1	2007 Incentive Award Plan. (1)

10.2	2008 Employee Stock Purchase Plan. (2)

23.1	Consent of KPMG LLP.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

(1)	Incorporated by reference to Exhibit 10.1 of the Registrant’s current report on Form 8-K filed with the SEC on May 24, 2007.

(2)	Incorporated by reference to Exhibit 10.2 of the Registrant’s current report on Form 8-K filed with the SEC on May 24, 2007.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on November 1, 2007.

SKECHERS U.S.A., INC.
By:	/s/ ROBERT GREENBERG
Robert Greenberg
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Greenberg, Michael Greenberg and David Weinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT GREENBERG Robert Greenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 1, 2007

/s/ MICHAEL GREENBERG Michael Greenberg	President and Director	November 1, 2007

/s/ DAVID WEINBERG David Weinberg	Executive Vice President, Chief Operating Officer and Director	November 1, 2007

/s/ FREDERICK SCHNEIDER Frederick Schneider	Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2007

/s/ JEFFREY GREENBERG Jeffrey Greenberg	Director	November 1, 2007

/s/ MORTON D. ERLICH Morton D. Erlich	Director	November 1, 2007

/s/ GEYER KOSINSKI Geyer Kosinski	Director	November 1, 2007

/s/ RICHARD SISKIND Richard Siskind	Director	November 1, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1	2007 Incentive Award Plan. (1)

10.2	2008 Employee Stock Purchase Plan. (2)

23.1	Consent of KPMG LLP.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

(1)	Incorporated by reference to Exhibit 10.1 of the Registrant’s current report on Form 8-K filed with the SEC on May 24, 2007.

(2)	Incorporated by reference to Exhibit 10.2 of the Registrant’s current report on Form 8-K filed with the SEC on May 24, 2007.